INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

         AGREEMENT made the 18th day of September 1997, by and between EVERGREEN EQUITY TRUST, a Delaware business trust (the "Trust") and KEYSTONE INVESTMENT MANAGEMENT COMPANY, a Delaware Corporation, (the "Adviser").

         WHEREAS, the Trust and the Adviser wish to enter into an Agreement setting forth the terms on which the Adviser will perform certain services for the Trust, its series of shares as listed on Schedule 1 to this Agreement and each series of shares subsequently issued by the Trust (each singly a "Fund" or collectively the "Funds").

         THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, the Trust and the Adviser agree as follows:

         1. (a) The Trust hereby employs the Adviser to manage and administer the operation of the Trust and each of its Funds, to supervise the provision of the services to the Trust and each of its Funds by others, and to manage the investment and reinvestment of the assets of each Fund of the Trust in conformity with such Fund's investment objectives and restrictions as may be set forth from time to time in the Fund's then current prospectus and statement of additional information, if any, and other governing documents, all subject to the supervision of the Board of Trustees of the Trust, for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations set forth herein, for the compensation provided herein. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         (b) In the event that the Trust establishes one or more Funds, in addition to the Funds listed on Schedule 1, for which it wishes the Adviser to perform services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Trust in writing and such Fund shall become a Fund hereunder and the compensation payable to the Adviser by the new Fund will be as agreed in writing at the time.

         2. The Adviser shall place all orders for the purchase and sale of portfolio securities for the account of each Fund with broker-dealers selected by the Adviser. In executing portfolio transactions and selecting broker-dealers, the Adviser will use its best efforts to seek best execution on behalf of each Fund. In assessing the best execution available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are used in
Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act")) provided to a Fund and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

         3. The Adviser, at its own expense, shall furnish to the Trust office space in the offices of the Adviser or in such other place as may be agreed upon by the parties from time to time, all necessary office facilities, equipment and personnel in connection with its services hereunder, and shall arrange, if desired by the Trust, for members of the Adviser's organization to serve without salaries from the Trust as officers or, as may be agreed from time to time, as agents of the Trust. The Adviser assumes and shall pay or reimburse the Trust for:

         (a) the compensation (if any) of the Trustees of the Trust who are affiliated with the Adviser or with its affiliates, or with any adviser retained by the Adviser, and of all officers of the Trust as such; and
         (b) all expenses of the Adviser incurred in connection with its services hereunder.

         The Trust assumes and shall pay all other expenses of the Trust and its Funds, including, without limitation:

         (a) all charges and expenses of any custodian or depository appointed by the Trust for the safekeeping of the cash, securities and other property of any of its Funds;
         (b) all charges and expenses for bookkeeping and auditors;
         (c) all charges and expenses of any transfer agents and registrars appointed by the Trust;
         (d) all fees of all Trustees of the Trust who are not affiliated with the Adviser or any of its affiliates, or with any adviser retained by the Adviser;
         (e) all brokers' fees, expenses, and commissions and issue and transfer taxes chargeable to a Fund in connection with transactions involving securities and other property to which the Fund is a party;
         (f) all costs and expenses of distribution of shares of its Funds incurred pursuant to Plans of Distribution adopted under Rule 12b-1 under the Investment Company Act of 1940 ("1940 Act");
         (g) all taxes and trust fees payable by the Trust or its Funds to Federal, state, or other governmental agencies; (h) all costs of certificates representing shares of the Trust or its Funds;

         (i) all fees and expenses involved in registering and maintaining registrations of the Trust, its Funds and of their shares with the Securities and Exchange Commission (the "Commission") and registering or qualifying the Funds' shares under state or other securities laws, including, without limitation, the preparation and printing of registration statements, prospectuses, and statements of additional information for filing with the Commission and other authorities;
         (j) expenses of preparing, printing, and mailing prospectuses and statements of additional information to shareholders of each Fund of the Trust;
         (k) all expenses of shareholders' and Trustees' meetings and of preparing, printing, and mailing notices, reports, and proxy materials to shareholders of the Funds;
         (l) all charges and expenses of legal counsel for the Trust and its Funds and for Trustees of the Trust in connection with legal matters relating to the Trust and its Funds, including, without limitation, legal services rendered in connection with the Trust and its Funds' existence, trust, and financial structure and relations with its shareholders, registrations and qualifications of securities under Federal, state, and other laws, issues of securities, expenses which the Trust and its Funds have herein assumed, whether customary or not, and extraordinary matters, including, without limitation, any litigation involving the Trust and its Funds, its Trustees, officers, employees, or agents;
         (m) all charges and expenses of filing annual and other reports with the Commission and other authorities; and

         (n) all extraordinary expenses and charges of the Trust and its Funds.

         In the event that the Adviser provides any of these services or pays any of these expenses, the Trust and any affected Fund will promptly reimburse the Adviser therefor.

         The services of the Adviser to the Trust and its Funds hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

         4. As compensation for the Adviser's services to the Trust with respect to each Fund during the period of this Agreement, the Trust will pay to the Adviser a fee at the annual rate set forth on Schedule 2 for such Fund.

         The Adviser's fee is computed as of the close of business on each business day.

         A pro rata portion of the Trust's fee with respect to a Fund shall be payable in arrears at the end of each day or calendar month as the Adviser may from time to time specify to the Trust. If and when this Agreement terminates, any compensation payable hereunder for the period ending with the date of such termination shall be payable upon such termination. Amounts payable hereunder shall be promptly paid when due.

         5. The Adviser may enter into an agreement to retain, at its own expense, a firm or firms ("SubAdviser") to provide the Trust with respect to all or any of its Funds all of the services to be provided by the Adviser hereunder, if such agreement is approved as required by law. Such agreement may delegate to such SubAdviser all of Adviser's rights, obligations, and duties hereunder.

         6. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any of its Funds in connection with the performance of this Agreement, except a loss resulting from the Adviser's willful misfeasance, bad faith, gross negligence, or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, Director, partner, employee, or agent of the Adviser, who may be or become an officer, Trustee, employee, or agent of the Trust, shall be deemed, when rendering services to the Trust or any of its Funds or acting on any business of the Trust or any of its Funds (other than services or business in connection with the Adviser's duties hereunder), to be rendering such services to or acting solely for the Trust or any of its Funds and not as an officer, Director, partner, employee, or agent or one under the control or direction of the Adviser even though paid by it.

         7. The Trust shall cause the books and accounts of each of its Funds to be audited at least once each year by a reputable independent public accountant or organization of public accountant or organization of public accountants who shall render a report to the Trust.

         8. Subject to and in accordance with the Declaration of Trust of the Trust, the governing documents of the Adviser and the governing documents of any SubAdviser, it is understood that Trustees, Directors, officers, agents and shareholders of the Trust or any Adviser are or may be interested in the Adviser (or any successor thereof) as Directors and officers of the Adviser or its affiliates, as stockholders of First Union Corporation or otherwise; that Directors, officers and agents of the Adviser and its affiliates or stockholders of First Union Corporation are or may be interested in the Trust or any Adviser as Trustees, Directors, officers, shareholders or otherwise; that the Adviser (or any such successor) is or may be interested in the Trust or any SubAdviser as shareholder, or otherwise; and that the effect of any such adverse interests shall be governed by the Declaration of Trust of the Trust, governing documents of the Adviser and governing documents of any SubAdviser.

         9. This Agreement shall continue in effect for two years from the date set forth above and after such date (a) such continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust, and (b) such renewal has been approved by the vote of the majority of Trustees of the Trust who are not interested persons, as that term is defined in the 1940 Act, of the Adviser or of the Trust, cast in person at a meeting called for the purpose of voting on such approval.

         10. On sixty days' written notice to the Adviser, this Agreement may be terminated at any time without the payment of any penalty by the Board of Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities of any Fund with respect to that Fund; and on sixty days' written notice to the Trust, this Agreement may be terminated at any time without the payment of any penalty by the Adviser with respect to a Fund. This Agreement shall automatically terminate upon its assignment (as that term is defined in the 1940 Act). Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postage prepaid, to the other party at the main office of such party.

         11. This Agreement may be amended at any time by an instrument in writing executed by both parties hereto or their respective successors, provided that with regard to amendments of substance such execution by the Trust shall have been first approved by the vote of the holders of a majority of the outstanding voting securities of the affected Funds and by the vote of a majority of Trustees of the Trust who are not interested persons (as that term is defined in the 1940 Act) of the Adviser, any predecessor of the Adviser, or of the Trust, cast in person at a meeting called for the purpose of voting on such approval. A "majority of the outstanding voting securities" of the Trust or the affected Funds shall have, for all purposes of this Agreement, the meaning provided therefor in the 1940 Act.

         12. Any compensation payable to the Adviser hereunder for any period other than a full year shall be proportionately adjusted.

         13. The provisions of this Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     EVERGREEN EQUITY TRUST
                                     By:
                                     Name:
                                     Title:

                                     KEYSTONE INVESTMENT MANAGEMENT COMPANY
                                     By:
                                     Name:
                                     Title:

                                                              As of May 18, 2001

                                   Schedule 1

                        Evergreen Aggressive Growth Fund
                          Evergreen Capital Growth Fund
                             Evergreen Balanced Fund
                            Evergreen Blue Chip Fund
                          Evergreen Equity Income Fund
                   (formerly Evergreen Income and Growth Fund)
                            Evergreen Foundation Fund
                                 Evergreen Fund
                              Evergreen Growth Fund
                       (formerly Mentor Growth Portfolio)
                        Evergreen Growth and Income Fund
                           Evergreen Health Care Fund
                       Evergreen Large Company Growth Fund
                   (formerly Evergreen Strategic Growth Fund)
                             Evergreen Masters Fund
                              Evergreen Omega Fund
                            Evergreen Premier 20 Fund
                         Evergreen Small Cap Value Fund
                       Evergreen Small Company Growth Fund
                          Evergreen Stock Selector Fund
                       Evergreen Tax Strategic Equity Fund
                     Evergreen Tax Strategic Foundation Fund
                            Evergreen Technology Fund
                  Evergreen Utility and Telecommunications Fund
                        (formerly Evergreen Utility Fund)
                              Evergreen Value Fund

                                                              As of May 18, 2001

                                   Schedule 2

                  As compensation for the Adviser's services to each Fund during the period of this Agreement, each Fund will pay to the Adviser a fee at the annual rate of:

I.      Evergreen Small Company Growth Fund
        Evergreen Large Company Growth Fund (formerly Evergreen Strategic Growth
        Fund)
        Evergreen Blue Chip Fund
                                                    Aggregate Net Asset Value
        Management Fee                              Of the Shares of the Fund
        --------------                              -------------------------
        0.61% of the first                          $ 100,000,000, plus
        0.56% of the next                           $ 100,000,000, plus
        0.51% of the next                           $ 100,000,000, plus
        0.46% of the next                           $ 100,000,000, plus
        0.41% of the next                           $ 100,000,000, plus
        0.36% of the next                           $ 500,000,000, plus
        0.31% of the next                           $ 500,000,000, plus
        0.26% of amounts over                       $1,500,000,000,

        computed as of the close of business each business day.


II.     Evergreen Omega Fund
                                                    Aggregate Net Asset Value
        Management Fee                              Of the Shares of the Fund
        --------------                              -------------------------
        0.66% of the first                          $ 250,000,000, plus
        0.585% of the next                          $ 250,000,000, plus
        0.51% of the next                           $ 500,000,000, plus
        0.41% of amounts over                       $1,000,000,000,

        computed as of the close of business each business day.

III.    Evergreen Balanced Fund

        1.5% of Gross Dividend and Interest Income plus,

                                                    Aggregate Net Asset Value
        Management Fee                              Of the Shares of the Fund
        --------------                              -------------------------
        0.51% of the first                          $100,000,000, plus
        0.46% of the next                           $100,000,000, plus
        0.41% of the next                           $100,000,000, plus
        0.36% of the next                           $100,000,000, plus
        0.31% of the next                           $100,000,000, plus
        0.26% of the next                           $500,000,000, plus
        0.21% of amounts over                       $1,000,000,000,

         computed as of the close of business each business day.


IV.      Evergreen Aggressive Growth Fund

         0.52% of Daily Net Assets of the Fund

         computed as of the close of business each business day.


         Evergreen  Health Care Fund
V.       Evergreen Technology Fund

         0.95% of Daily Net Assets of each Fund

         computed as of the close of business each business day.


VI.      Evergreen Premier 20 Fund

         0.75% of Daily Net Assets of the Fund

         computed as of the close of business each business day.

VII.     Evergreen Small Cap Value Fund

                                    Aggregate Net Asset Value
         Management Fee             Of the Shares of the Fund
         --------------             -------------------------
         0.90% of the first         $  250,000,000, plus
         0.80% of the next          $  750,000,000, plus
         0.70% of amounts over      $1,000,000,000,

         computed as of the close of business each business day.


         Evergreen Utility and Telecommunications Fund
VIII.    Evergreen Value Fund

         0.42% of the Average Daily Net Assets of the Fund

         computed as of the close of business each business day.


IX.      Evergreen Foundation Fund

                                       Average Daily
         Management Fee                Net Assets of the Fund
         --------------                ----------------------
         0.775 of 1% of the first      $  750,000,000; and
         0.650 of 1% of the next       $  250,000,000; and
         0.600 of 1% of amounts over   $1,000,000,000,

         computed as of the close of business each business day.


X.      Evergreen Growth Fund (formerly Mentor Growth Portfolio)

        0.70% of the Average Daily Net Assets of the Fund

        computed as of the close of business each business day

         Evergreen Masters Fund
XI.      Evergreen Tax Strategic Equity Fund

         0.87% of the Average Daily Net Assets of the Fund

         computed as of the close of business each business day.


XII.     Evergreen Stock Selector Fund

         0.66% of the Average Daily Net Assets of the Fund

         computed as of the close of business each business day


XIII.    Evergreen Capital Growth Fund

         0.80% of the Average Daily Net Assets of the Fund

         computed as of the close of business each business day


XIV.     Evergreen Tax Strategic Foundation Fund

         Management Fee                   Average Daily Net Assets of the Fund
         --------------                   ------------------------------------
         0.750% of the first              $200,000,000, plus
         0.725% on next                   $200,000,000, plus
         0.650% on next                   $600,000,000, plus
         0.600% on amounts over           $1,000,000,000,

         computed as of the close of business each business day

XV.      Evergreen Equity Income Fund

         Management Fee                   Average Daily Net Assets of the Fund
         --------------                   ------------------------------------
         0.725% on first                  $500,000,000, plus
         0.700% on next                   $500,000,000, plus
         0.675% on amounts over           $1,000,000,000,

         computed as of the close of business each business day


XVI.     Evergreen Growth and Income Fund

         Management Fee                   Average Daily Net Assets of the Fund
         --------------                   ------------------------------------
         0.775% on first                  $500,000,000, plus
         0.750% on next                   $750,000,000, plus
         0.700% on next                   $750,000,000, plus
         0.675% on amounts over           $2,000,000,000,

         computed as of the close of business each business day


XVII.    Evergreen Fund

         Management Fee                   Average Daily Net Assets of the Fund
         --------------                   ------------------------------------
         0.800% on first                  $500,000,000, plus
         0.750% on next                   $500,000,000, plus
         0.700% on next                   $1,000,000,000, plus
         0.675% on amounts over           $2,000,000,000,

         computed as of the close of business each business day